EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Microsoft Corporation and management’s report on the effectiveness of internal control over financial reporting dated August 23, 2005, appearing in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2005.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 22, 2006